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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT











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                         SUBSIDIARIES OF THE REGISTRANT





                                                                                  STATE OF
                                                           PERCENTAGE OF        INCORPORATION
      PARENT                       SUBSIDIARY               OWNERSHIP          OR ORGANIZATION
-------------------------      -----------------------     -------------       ---------------
Progressive Bancorp, Inc.      Pekin Savings Bank              100%               Illinois
Pekin Savings Bank             Pekin Financial Service         100%               Illinois
                               Corporation
